                                                                       EXHIBIT 5

                              SHACK & SIEGEL, P.C.
                                530 FIFTH AVENUE
                               NEW YORK, NY 10036
                                 (212) 782-0700




                                                   October 2, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:    Benedek Communications Corporation - Registration
               Statement on Form S-4 (File No. 333-10065)
               --------------------------------------------------


Dear Sir or Madam:

        Reference is made to the Registration Statement on Form S-4 (File No. 333-10065) filed August 12, 1996, as amended on October 2, 1996 (the "Registration Statement"), with the Securities and Exchange Commission by Benedek Communications Corporation, a Delaware corporation (the "Company"), relating to the Company's proposed offer to exchange 600,000 shares of its 15.0% Exchangeable Redeemable Senior Preferred Stock due 2007 outstanding on the date hereof (the "Existing Preferred Stock") for 600,000 shares of its 15.0% Exchangeable Redeemable Senior Preferred Stock due 2007, which will be registered under the Securities Act of 1933, as amended (the "Exchange Securities" and collectively with the Existing Preferred Stock, the "Preferred Stock").

        The Exchange Securities will be issued pursuant to the provisions of the Certificate of Designation with respect to the Preferred Stock which was filed with the Secretary of State of the State of Delaware on June 4, 1996 (the "Certificate of Designation"). Except as otherwise defined herein, capitalized terms are used herein as defined in the Registration Statement.

        We advise you that we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, the Certificate of Designation, the form of Exchange Securities and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness

Securities and Exchange Commission          - 2 -                October 2, 1996

of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

        We have assumed that the definitive terms of the Exchange Securities shall have been fixed, and such Exchange Securities shall have been duly executed and delivered, all in accordance with authorizing resolutions of the Board of Directors of the Company.

        Based upon the foregoing, and upon the taking of the actions described above, it is our opinion that the Exchange Securities will have been duly authorized, and upon (i) an exchange for the Existing Preferred Stock, the due execution, authentication, issuance and delivery of the Exchange Securities, and
(ii) the delivery of the Exchange Securities, the Exchange Securities will be entitled to the benefits of the Certificate of Designation and the Exchange Securities and the Certificate of Designation will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by equitable principles limiting the availability of remedies.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference made to us under the caption "Legal Matters" in the Prospectus.

                                                      Very truly yours,

                                                      SHACK & SIEGEL, P.C.




                                                      By:_______________________
                                                           Paul S. Goodman, Esq.